                           "SELLERS" ESCROW AGREEMENT

                  "SELLERS" ESCROW AGREEMENT dated as of June 11, 1997, among each of the Sellers identified under the caption "Sellers" on the signature pages hereto (individually, a "Seller" and collectively, "Sellers"), FMCC Acquisition Corp., a Delaware corporation ("Buyer"), and The Bank of New York, as escrow agent (the "Escrow Agent").

                  WHEREAS, pursuant to the Securities Purchase Agreement dated as of June 11, 1997 (the "Purchase Agreement"), between Sellers and Buyer, Buyer has agreed to acquire from each of the Sellers the number of shares of Common Stock, par value $0.10 per share (the "Common Stock"), of First of Michigan Capital Corporation, a Delaware corporation (the "Company"), set forth opposite its name on Schedule A to the Purchase Agreement (the foregoing securities of all the Sellers, together with all non-cash dividends and distributions declared, set aside or paid with respect thereto on or after the date hereof, are collectively referred to herein as the "Securities");

                  WHEREAS, pursuant to the terms of this Agreement, Sellers shall deposit share certificates representing the Securities into escrow; and

                  WHEREAS, pursuant to the terms of this Agreement, Buyer shall deposit cash in the amount of $21,275,265 into escrow; and

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements and understandings contained herein and of other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, the parties hereto agree as follows:

                  Section 1. Deposits. (a) At or prior to 5:00 p.m. (New York City time) on June 13, 1997, Sellers will deposit with the Escrow Agent (and thereafter the Escrow Agent will acknowledge, in writing, receipt of) all the Securities. Such portion of the Securities that are represented by certificates are listed on Schedule A hereto and such certificated Securities will be in negotiable form duly endorsed in blank by Sellers on the reverse side of such certificates or on transfer powers attached to such certificates as may be necessary for transfer upon the transfer books and records of the Company into the name of Buyer or its designee, with signature guarantees and otherwise in form for good delivery. Such portion of the Securities that are in book-entry form are described on Schedule A hereto and such book-entry Securities will be transferred using procedures customary for the transfer of securities held in book-entry form (it being understood that Seller shall, to the extent practicable, use procedures so as to be equivalent to the certificated Securities deposited with the Escrow Agent in providing for the use of unrestricted negotiability and for good delivery). All the Securities, together with all additional or different shares of capital stock of the Company issued in respect of the Securities as a result of any recapitalization, exchange, merger, consolidation, stock split, stock dividend or stock distribution on or after the date hereof, and all non-cash dividends or distributions declared, set aside or paid on or after the date hereof in respect of the Securities, are hereinafter sometimes referred to as the "Shares".

                  (b) At or prior to 5:00 p.m. (New York City time) on June 13, 1997, Buyer will deposit with the Escrow Agent (and thereafter the Escrow Agent will acknowledge, in writing, receipt of) cash in the amount of $21,275,265 (together with all interest earned thereon and any additions, substitutions or other property in which the same may be invested or for which the same may be exchanged, the "Deposit").

                  (c) The Shares and the Deposit to be so deposited with the Escrow Agent pursuant to this Section 1 are sometimes collectively referred to in this Agreement as the "Escrowed Property".

                  (d) The Escrow Agent shall hold the Escrowed Property solely for the purposes and upon the terms and conditions set forth in this Agreement and it shall not be released and delivered from escrow except in accordance with
Section 2.

                  (e) Each of the Sellers represents and warrants to the Escrow Agent that such Seller owns its Shares beneficially and of record free and clear of any liens (other than any lien that may be created by this Agreement), and that such Seller has full legal right, power and authority to enter into this Agreement and to deposit its Shares in the manner provided in this Agreement.

                  (f) Buyer represents and warrants to the Escrow Agent that Buyer has full legal, right, power and authority to enter into this Agreement and to deposit the Deposit in the manner provided in this Agreement.

                  Section 2. Delivery by the Escrow Agent. The Escrow Agent shall hold, deliver and otherwise deal with the Escrowed Property as follows:

                  (a) Upon receipt of a certificate in the form of Exhibit A hereto, signed by Buyer and Sellers, the Escrow Agent promptly shall release and deliver: (i) from the Deposit to an account(s) specified by Sellers, by wire transfer of immediately available funds, the amount specified in such certificate; (ii) the balance of the Deposit to an account specified by Buyer, by wire transfer of immediately available funds; and (iii) the Shares to Buyer.

                  (b) Upon receipt of a certificate in the form of Exhibit B hereto, signed by Sellers, the Escrow Agent promptly shall notify Buyer of its intent to release and deliver the Shares to Sellers and to release and deliver the Deposit to Buyer. If Buyer does not object in writing to Escrow Agent to such intent within five days after receiving notice thereof, the Escrow Agent shall release and deliver (i) the Shares to Sellers, and (ii) the Deposit to an account specified by Buyer, by wire transfer of immediately available funds.

                  (c) Upon receipt of a certificate in the form of Exhibit C hereto, signed by Buyer, the Escrow Agent promptly shall notify Sellers of its intent to release and deliver the Shares to Sellers and to release and deliver the Deposit to Buyer. If Sellers do not object in writing to Escrow Agent to such intent within five days after receiving notice thereof, the

Escrow Agent shall release and deliver (i) the Shares to Sellers, and (ii) the Deposit to an account specified by Buyer, by wire transfer of immediately available funds.

                  (d) If any party makes a timely objection to the release and delivery of the Escrowed Property (or portion thereof), the Escrow Agent shall continue to hold the Escrowed Property in its possession until directed to disburse the same in accordance with (i) the joint written instructions of Buyer and Sellers, or (ii) a final unappealable judgment of a court of competent jurisdiction. In lieu of the foregoing, the Escrow Agent may deposit the disputed Escrowed Property with a court of competent jurisdiction and commence an action of interpleader between the parties in dispute.

                  (e) At the time of release and delivery by the Escrow Agent of all the Escrowed Property in accordance with this Section 2, the Escrow Agent shall be released from all further liability under this Agreement with respect to the Escrowed Property or otherwise.

                  Section 3. Investments. Moneys from time to time comprising the Deposit shall be held in a separate account (the "Escrow Account") and invested and reinvested by the Escrow Agent in accordance with the specific written directions of the Buyer, but only in Permitted Investments.

                  As used herein, "Permitted Investments" means the following kinds of instruments with a maturity not later than the day preceding the Closing Date: (a) obligations of the United States of America, or fully guaranteed as to payment of interest and principal by the United States of America; (b) commercial paper that, at the time of the investment therein pursuant to this Section, has the highest credit ratings from Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Corporation ("S&P") and the issuers of which have outstanding long-term unsecured debt obligations (other than any such obligations whose ratings are based on the credit of a person other than such issuers), at the time of such investment therein, having the highest credit ratings from Moody's and S&P; and (c) demand or time deposits in Permitted Banks (as defined below), or certificates of deposit of, or bankers' acceptances issued by, Permitted Banks.

                  As used herein, "Permitted Bank" means a depository institution or trust company organized under the laws of the United States of America, any State thereof or the District of Columbia, having a combined capital and surplus of at least $100,000,000, if the commercial paper (if any) and the long-term unsecured debt obligations (other than such obligations whose ratings are based on the credit of a person other than such institution or trust company) of such depository institution or trust company, at the time of an investment therein pursuant to this Section, have the highest credit ratings from Duff & Phelps.

                  Section 4. Rights With Respect to Securities; Rights of Action. (a) The Escrow Agent shall not be entitled to any rights of a shareholder with respect to the Securities deposited in escrow hereunder except in its capacity as Escrow Agent.

                  (b) Each of Buyer, Seller and the Escrow Agent, as the case may be, without the consent of the other parties, may, in its own behalf and for its own benefit, institute or maintain any suit, action or proceeding, at law or in equity, against the other parties in order to enforce or preserve its rights hereunder.

                  Section 5. Termination. This Agreement shall automatically terminate upon the release and delivery by the Escrow Agent to Buyer or otherwise pursuant to Section 2 (and in compliance with all the provisions of such Section) of all the Escrowed Property.

                  Section 6. Concerning the Escrow Agent. (a) The Escrow Agent hereby accepts the agency established by this Agreement and shall perform the same upon the terms and conditions herein set forth, by all of which Buyer and each Seller shall be bound. The duties of the Escrow Agent hereunder shall be purely ministerial. The Escrow Agent shall not have any duties or responsibilities except those expressly set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Escrow Agent, whose duties and obligations shall be determined solely by the express provisions hereof.

                  (b) The Escrow Agent shall not be deemed to make any representations or warranties as to the Securities.

                  (c) The Escrow Agent shall not (i) be liable for any action taken or suffered or omitted to be taken by it in good faith in the belief that any documents or any signatures are genuine or properly authorized, (ii) be responsible for any failure on the part of any Seller or Buyer or any predecessor Escrow Agent to comply with any of its representations, warranties, covenants or agreements contained in this Agreement or the Purchase Agreement, or (iii) be liable for any act or omission in connection with this Agreement, except in each case for its own gross negligence or willful misconduct. The Escrow Agent is hereby irrevocably authorized to, and shall, (A) act in accordance with this Agreement, and (B) make the releases and deliveries as provided in Section 2. Subject to the foregoing, the Escrow Agent hereby is authorized to accept instructions with respect to the performance of its duties hereunder from Buyer and Sellers, and the Escrow Agent shall not be liable for any action taken or suffered or omitted to be taken by it in good faith in accordance with the instructions of Buyer and Sellers, except for its own gross negligence or willful misconduct. However, if Escrow Agent incurs reasonable legal fees and other costs in connection with its successful defense of a claim of gross negligence or willful misconduct, the Escrow Agent shall be indemnified for such fees and costs.

                  (d) The Escrow Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its officers, agents or employees, and the Escrow Agent shall not be answerable or accountable for any action taken, default, neglect or misconduct of any such officer, agent or employee, except for the gross negligence or willful misconduct of the Escrow Agent or any of them. The Escrow Agent shall not be under any obligation or duty to institute, appear in, or defend any action, suit or proceeding in respect hereof, unless first indemnified to its reasonable satisfaction, but this provision shall not affect the power of the Escrow Agent to take such action as the Escrow Agent may consider proper, whether with or without such indemnity. Notwithstanding anything in this Agreement that may be to the contrary, the Escrow Agent shall have no liability hereunder to any of the other parties for complying in good faith with any judgment or order of a court of competent jurisdiction. The Escrow Agent shall notify Buyer and Sellers of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Agreement.

                  (e) Buyer and Sellers from time to time shall perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further acts, instruments and assurances as may be reasonably required by the Escrow Agent in order to enable it to carry out or perform its duties under this Agreement.

                  (f) Sellers and Buyer jointly and severally agree to reimburse the Escrow Agent for its reasonable expenses, including taxes and governmental charges of any kind and nature, incurred by the Escrow Agent hereunder; and further jointly and severally agree to indemnify the Escrow Agent and save it harmless against any and all losses, liabilities, damages and expenses and for anything done, suffered or omitted by the Escrow Agent in the execution of its duties and powers hereunder, except as a result of the Escrow Agent's gross negligence or willful misconduct. As between Sellers and Buyer, any amounts payable to the Escrow Agent pursuant to the preceding sentence shall be payable by Buyer.

                  (g) The Escrow Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Escrow Agent's own gross negligence or willful misconduct), after giving prior notice to Sellers and Buyer, such resignation and discharge to be effective as hereinafter provided. With the prior consent of Sellers (which consent shall not be unreasonably withheld or delayed), Buyer may remove the Escrow Agent upon at least 10 days' prior notice, and the Escrow Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder (except as aforesaid), such removal and discharge to be effective as hereinafter provided. No such resignation or removal shall take effect until a new escrow agent which Buyer and Sellers shall have approved in writing (such approval not to be unreasonably withheld or delayed) shall have been appointed and shall have agreed to assume the Escrow Agent's duties hereunder, as hereinafter provided. After such a new escrow agent shall accept such appointment in writing, such new escrow agent shall be vested with the same powers, rights, property, duties and responsibilities as if it had been originally named herein as Escrow Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done and shall be legally and validly executed and delivered by the resigning or removed Escrow Agent.

                  (h) Notwithstanding anything in this Agreement that may be to the contrary: (i) if the Escrow Agent shall receive notice advising that litigation in connection with the Escrowed Property, the Purchase Agreement or this Agreement has been commenced, the Escrow Agent may deposit the Escrowed Property with the Clerk of the Court in which said litigation is pending; or
(ii) the Escrow Agent may deposit the Escrowed

Property in a court of competent jurisdiction and commence an action for interpleader, the costs thereof to be borne jointly and severally by Buyer and Sellers. Upon the occurrence of any of the foregoing events set forth in the preceding sentence, the Escrow Agent shall be automatically released of and from all liability hereunder.

                  (i) Nothing herein shall preclude the Escrow Agent from acting in any other capacity for Buyer, the Company or Sellers or any of their respective affiliates.

                  (j) Escrow Agent may consult with outside legal counsel at the reasonable expense of Buyer as to any matter relating to this Agreement.

                  Section 7. Parties in Interest; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

                  Section 8. Notices. All notices, consents, requests, waivers or other communications required or permitted under this Agreement (each a "Notice") shall be in writing and shall be sufficiently given (a) if hand delivered, (b) if sent by nationally recognized overnight courier, or (c) if sent by registered or certified mail, postage prepaid, return receipt requested, and in each case addressed as follows:

    If to Buyer:
    ------------

    c/o Fahnestock & Co. Inc.
    110 Wall Street (9th Floor)
    New York, NY  10005
    Att:  Albert G. Lowenthal
    Tel:  (212) 668-5782
    Fax:  (212) 943-8728

    with a copy to:

    Whitman Breed Abbott & Morgan LLP
    200 Park Avenue
    New York, NY  10161
    Att:  Richard Crystal, Esq.
    Tel:  (212) 351-3000
    Fax:  (212) 351-3131

    If to Sellers:
    --------------

    1888 Limited Partnership
    c/o Day, Berry & Howard
    One Canterbury Green

    Stamford, CT 06091
    Att:  William H. Cuddy
    Tel:  (860) 275-0217
    Fax:  (860) 434-5266

    and

    DST Systems, Inc.
    1055 Broadway
    Kansas City, MO 64105
    Tel:  (816) 435-1000
    Fax:  (816) 435-8630

    With a copy to:

    Sonnenschein Nath & Rosenthal
    4520 Main Street
    Kansas City, MO 64111
    Att: John F. Marvin, Esq.
    Tel:  (816) 932-4400
    Fax:  (816) 531-7545

    If to Escrow Agent:
    -------------------
    The Bank of New York
    101 Barclay Street (Floor 12E)
    New York, NY  10286
    Att:  Harley Jeanty
          Insurance Trust and Escrow
    Tel:  (212) 815-5901
    Fax:  (212) 815-7181

or at such other address for a party as shall be specified in a Notice. Any Notice shall be effective and deemed given upon receipt.

                  Section 9. Miscellaneous. (a) This Agreement constitutes the entire agreement between the parties hereto in respect of the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto with respect to such subject matter.

                  (b) This Agreement is not intended to confer upon any other person any rights or remedies hereunder.

                  (c) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAW RULES.

                  (d) This Agreement may be executed by the parties hereto (including by facsimile transmission) with counterpart signature pages or in several counterparts, each of which shall be deemed an original but all of which together shall constitute but one agreement.

                  (e) The descriptive headings contained herein are for convenience only and shall not affect in any way the meanings or interpretation of this Agreement.

                  Section 10. Agreement to Take Necessary and Desirable Actions. Buyer and Sellers agree to execute and deliver such other documents, certifications, agreements and other writings and to take such other actions as may be necessary and desirable in order to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable.

                  Section 11. Partial Invalidity. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining provisions of this Agreement or affecting the validity or enforceability of any of the provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

                  Section 12. Amendments. This Agreement may not be amended or supplemented except upon the execution and delivery of a written agreement executed by all the parties hereto.

                  Section 13. Consent to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York or the United States of America located in the State of New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby and agrees not to commence any action, suit or proceeding relating hereto except in such courts, and further agrees that service of any process, summons, notice or document by United States registered or certified mail in accordance with Section 8 shall be effective service of process for any action, suit or proceeding brought in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to personal jurisdiction and the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the courts of the State of New York or the United States of America located in the State of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives, as of the day and year first above written.

                                          Sellers:

                                          1888 LIMITED PARTNERSHIP

                                          By: /s/ Louis C. Baker
                                              -------------------------
                                              Name: Louis C. Baker
                                              Title: General Partner

                                          By: /s/ Craig P. Baker
                                              -------------------------
                                              Name: Craig P. Baker
                                              Title: General Partner

                                          DST SYSTEMS, INC.

                                          By: /s/ Kenneth V. Hager
                                              -------------------------
                                              Name: Kenneth V. Hager
                                              Title: Vice President, Chief
                                                     Financial Officer

                                          Buyer:

                                          FMCC ACQUISITION CORP.

                                          By: /s/ Albert G. Lowenthal
                                              -------------------------
                                              Name: Albert G. Lowenthal
                                              Title: Chairman and CEO

                                          Escrow Agent:

                                          THE BANK OF NEW YORK

                                          By: /s/ Harley Jeanty
                                              -------------------------
                                              Name: Harley Jeanty
                                              Title: Assistant Vice President

                                                                      Schedule A
                                                                      to Sellers
                                                                Escrow Agreement

                            SHARES OF COMMON STOCK OF
                      FIRST OF MICHIGAN CAPITAL CORPORATION
                              (CUSIP #320862 10 5)
                              DEPOSITED INTO ESCROW

I.   1888 Limited Partnership
-----------------------------
     A.  Stock Certificates
         -------------------
              Certificate No.                             No. of Shares
              --------------                              -------------
                DU 12012                                    657,564

                DU 12172                                    90,365

                DU 12701                                    5,000

                DU 12702                                    5,000

                DU 12704                                    10,000

                DU 12706                                    10,000


     B.  Book-Entry

         1.       Financial Institution (Nominee)

                           Not applicable
                                                            -------
Total shares deposited
  by 1888 Limited Partnership                               777,929

II.  DST Systems, Inc.
     -----------------
     A.  Stock Certificates
         ------------------
                  Certificate No.                 No. of Shares
                  --------------                  -------------
                    DU 9127                         6,630

                    DU 9128                         6,630

                    DU 9129                         6,630

                    DU 9130                         6,630

                    DU 9131                         6,630

                    DU 9132                         6,630

                    DU 9133                         6,630

                    DU 9134                         6,630

                    DU 9153                         20,000

                    DU 11391                        2,000

                    DU 11392                        5,304


     B.  Book-Entry
         ----------
         1.       Financial Institution (Nominee)
                  ------------------------------
                  Schroder Wertheim & Co., Inc.     560,078
                  (LEWCO Securities)
                                                    -------
Total shares deposited
  by DST Systems, Inc.                              640,422

                                                                  Exhibit A to
                                                              Escrow Agreement

                           FORM OF FUNDING CERTIFICATE

                                                                         [Date]

The Bank of New York
101 Barclay Street (Floor 12E)
New York, NY 10286
Attn: Harley Jeanty
           Insurance Trust and Escrow

                  Re:  Release of Escrow Deposit
                       -------------------------
Dear Sir:

         Pursuant to Section 2(a) of the Escrow Agreement dated as of June 11, 1997 (the "Escrow Agreement"), among 1888 Limited Partnership, DST Systems, Inc. (collectively, the "Sellers"), FMCC Acquisition Corp. ("Buyer"), and you, as escrow agent, you are hereby notified that the Closing Time (as defined in the Securities Purchase Agreement dated as of June 11, 1997, between the Sellers and Buyer, the "Purchase Agreement") [is taking place] [has taken place].

         Accordingly, you are hereby directed to release and deliver: (i) to the account of each Seller listed opposite such Seller's name on the attached Schedule A the amount listed opposite such Seller's name on the attached Schedule A, by wire transfer of immediately available funds; (ii) to the account listed opposite Buyer's name on the attached Schedule A, the balance of the Deposit, by wire transfer of immediately available funds; and (iii) the Shares to Buyer.

         Capitalized terms used herein without definition have the meanings attributed thereto in the Escrow Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly caused this Funding Certificate to be delivered to you in accordance with the terms of the Escrow Agreement.

                                        Sellers:
                                        -------

                                        1888 LIMITED PARTNERSHIP


                                        By:_________________________
                                           Name:
                                           Title: General Partner

                                        DST SYSTEMS, INC.

                                        By:_________________________
                                           Name:
                                           Title:

                                        Buyer:
                                        ------


                                        FMCC ACQUISITION CORP.

                                        By:_________________________
                                           Name:
                                           Title:

                                                                   Exhibit B to
                                                               Escrow Agreement

                     FORM OF TERMINATION NOTICE CERTIFICATE

                                                                         [Date]

The Bank of New York
101 Barclay Street (Floor 12E)
New York, NY 10286
Attn: Harley Jeanty
           Insurance Trust and Escrow

                  Re:  Release of Escrow Deposit
                       -------------------------
Dear Sir:

         Pursuant to Section 2(b) of the Escrow Agreement dated as of June 11, 1997 (the "Escrow Agreement"), among 1888 Limited Partnership, DST Systems, Inc. (collectively, the "Sellers"), FMCC Acquisition Corp. ("Buyer"), and you, as escrow agent, you are hereby notified that the Securities Purchase Agreement dated as of June 11, 1997, between the Sellers and Buyer (the "Purchase Agreement"), has been terminated pursuant to Section 7.1 or 7.2 of the Purchase Agreement.

         Accordingly, you are hereby directed (i) to notify Buyer (the "Notice") of your intent to release and deliver the Shares to Sellers and to release and deliver the Deposit to Buyer, and (ii) to release and deliver to each Seller, the Shares owned by such Seller held by you, and to release and deliver the Deposit to Buyer, if Buyer does not provide you with a written objection to such intent within five days after receiving the Notice.

         Capitalized terms used herein without definition have the meanings attributed thereto in the Escrow Agreement.

         IN WITNESS WHEREOF, the Sellers hereto have duly caused this Termination Notice Certificate to be delivered to you in accordance with the terms of the Escrow Agreement.

                                            Sellers:
                                            --------
                                            1888 LIMITED PARTNERSHIP


                                            By:_________________________
                                               Name:
                                               Title: General Partner

                                            DST SYSTEMS, INC.

                                            By:_________________________
                                               Name:
                                               Title:

                                                                    Exhibit C to
                                                                Escrow Agreement

                     FORM OF TERMINATION NOTICE CERTIFICATE


                                                                          [Date]

The Bank of New York
101 Barclay Street (Floor 12E)
New York, NY 10286
Attn: Harley Jeanty
           Insurance Trust and Escrow

                  Re:  Release of Escrow Deposit
                       -------------------------
Dear Sir:

         Pursuant to Section 2(c) of the Escrow Agreement dated as of June 11, 1997 (the "Escrow Agreement"), among 1888 Limited Partnership, DST Systems, Inc. (collectively, the "Sellers"), FMCC Acquisition Corp. ("Buyer"), and you, as escrow agent, you are hereby notified that the Securities Purchase Agreement dated as of June 11, 1997, between the Sellers and Buyer (the "Purchase Agreement"), has been terminated pursuant to Section 7.1 or 7.2 of the Purchase Agreement.

         Accordingly, you are hereby directed (i) to notify Sellers (the "Notice") of your intent to release and deliver the Deposit to Buyer and to release and deliver the Shares to Sellers, and (ii) to release and deliver the Deposit to the account specified by Buyer on the attached Schedule A, by wire transfer of immediately available funds, and to release and deliver the Shares to Sellers, if Sellers do not provide you with a written objection to such intent within five days after receiving the Notice.

         Capitalized terms used herein without definition have the meanings attributed thereto in the Escrow Agreement.

         IN WITNESS WHEREOF, the Buyer hereto has duly caused this Termination Notice Certificate to be delivered to you in accordance with the terms of the Escrow Agreement.

                                            Buyer:

                                            FMCC ACQUISITION CORP.

                                            By:_________________________
                                               Name:
                                               Title: